UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  July 22, 2004


                                       ZAP
               (Exact name of Registrant as specified in charter)


California                             000-303000                94-3210624
(State or other jurisdiction     (Commission File Number)      (IRS Employer
of incorporation)                                         Identification Number)


                                501 Fourth Street
                              Santa Rosa, CA 95401
                    (Address of principal executive offices)


Registrant's telephone number, including area code:  (707) 525-8658


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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FORWARD LOOKING STATEMENTS

      This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the Filings the words "anticipate, "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

      Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5. Other Events and Regulation FD Disclosure.

      Advanced technology vehicle company ZAP (the "Company") entered into a $24.5 common stock purchase agreement with Fusion Capital Fund II, LLC, a Chicago based institutional investor, whereby Fusion Capital has initially purchased 200,000 shares of ZAP's common stock at a price of $2.50 per share. Fusion Capital has committed to purchase an additional $24.0 million of common stock over a 40-month period at a purchase price based upon the market price of ZAP's common stock on the date of each sale without any fixed discount to the market price. The proceeds will be utilized to accelerate the development and commercialization of ZAP's full-line of advanced technology vehicles and to purchase additional inventory of Smart Cars.

      Funding of the additional $24.0 million does not commence until the Securities & Exchange Commission has declared effective a registration statement covering the shares sold to Fusion Capital. The Company has the right to control the timing and the amount of stock sold to Fusion Capital. ZAP also has the right to terminate the agreement at any time without any additional cost. Fusion Capital has agreed not to engage in any direct or indirect short selling or hedging of the common stock in any manner whatsoever.

      This announcement is not an offer to sell securities of ZAP.


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ITEM 7. Financial Statements and Exhibits

      (a)   Financial Statements of Businesses Acquired.
            Not applicable.

      (b)   Pro Forma Financial Information
            Not applicable.

      (c)   Exhibits

         Exh. No.    Description
         --------    -----------

            4.1 Common Stock Purchase Agreement by and between ZAP and Fusion Capital Fund II, LLC dated July 22, 2004

            4.2 Registration Rights Agreement by and between ZAP and Fusion Capital Fund II, LLC dated July 22, 2004

            4.3   Form of Warrant

            99.1  Press Release dated July 28, 2004

ITEM 9 Regulation FD Disclosure

      The Board of Directors extended the expiration date of Company's Series B warrants and Series B-2 restricted warrants by an additional six months from July 1, 2004, and increased the exercise price from $1.07 per share to $1.26. In addition, for each warrant exercised before August 31, 2004, the Company will issue the holder of the warrant an additional warrant for an equal amount shares, exercisable for one year at an exercise price of $2.50 per share. Upon notice, the Company may force the holder of such warrant to exercise the warrant if the closing price of the Company's common stock is $3.75 or above for 10 consecutive trading days.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 28, 2004                            ZAP

                                                By: /s/ Steven Schneider
                                                    -----------------------
                                                    Steven Schneider
                                                    Chief Executive Officer


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                         EXHIBITS FILED WITH THIS REPORT

Exh.
No.   Description
---   -----------

4.1 Common Stock Purchase Agreement by and between ZAP and Fusion Capital Fund II, LLC dated July 22, 2004

4.2 Registration Rights Agreement by and between Aethlon Medical, Inc. and Fusion Capital Fund II, LLC dated July 22, 2004

4.3   Form of Warrant by and between ZAP and Fusion Capital Fund II, LLC

99.1  Press Release dated July 28, 2004